Exhibit 10.5

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT; [***] DENOTES OMISSIONS.

SOFTGEL COMMERCIAL MANUFACTURING AGREEMENT

This Softgel Commercial Manufacturing Agreement (“Agreement”) is made this 23rd day of July, 2009, by and between Catalent Pharma Solutions, LLC, a Delaware limited liability company, having a place of business at 2725 Scherer Drive, St. Petersburg, Florida 33716 (“Catalent”) and Clarus Therapeutics, Inc., a corporation, having its principal place of business at 500 Skokie Blvd., #250, Northbrook, IL 60062 (“Client”).

RECITALS

A. Catalent provides pharmaceutical development, manufacturing, packaging, and analytical services to the pharmaceutical industry;

B. Client has certain technology relating to the certain pharmaceutical products and wants Catalent to assist in the formulation, filling, packaging and testing of such products as provided in this Agreement and the attachments hereto; and

C. Client desires to engage Catalent to provide certain services to Client in connection with the processing of Client’s Product (defined below); and Catalent desires to provide such services pursuant to the terms and conditions set forth in this Agreement.

THEREFORE, in consideration of the mutual covenants, terms and conditions set forth below, the parties agree as follows:

ARTICLE 1
DEFINITIONS

The following terms have the following meanings in this Agreement:

1.1 “Affiliate(s)” means, with respect to Client or any third party, any corporation, firm, partnership or other entity that controls, is controlled by or is under common control with such entity; and with respect to Catalent, any corporation, firm, partnership or other entity controlled by Catalent Pharma Solutions, Inc. For purposes of this definition, “control” shall mean the ownership of at least 50% of the voting share capital of entity or any other comparable equity or ownership interest.

1.2 “API” means the pharmaceutically active ingredient testosterone undecanoate set forth in Exhibit A that has been released by Client and provided to Catalent, along with a certificate of analysis, as provided in this Agreement.

1.3 “Applicable Laws” means all laws, ordinances, rules and regulations of the United States applicable to the Processing of the Product or any aspect thereof and the obligations of Catalent or Client, as the context requires under this Agreement, including, without limitation, (A) all applicable federal, state and local laws and regulations of each Territory; (B) the U.S. Federal Food, Drug and Cosmetic Act, and (C) the Good Manufacturing Practices (“GMPs”) or Good Laboratory Practices (“GLPs”) promulgated by the Regulatory Authorities, as amended from time to time.

1.4 “Batch” means defined quantity of finished Product that has been or is in the process of being Processed in accordance with the Specifications.

1.5 “Calendar Quarter” means a period of three (3) consecutive months commencing on January 1, April 1, July 1 or October 1 of any calendar year.

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT; [***] DENOTES OMISSIONS.

1.6 “Catalent Technology” shall have the meaning set forth in Article 11.

1.7 “Change Order” shall have the meaning set forth in Section 4.5(A).

1.8 “Commencement Date” means the first date upon which a Regulatory Authority approves Catalent as a manufacturer of one of the Products.

1.9 “Commercial Occupancy Fee” shall have the meaning set forth in Section 7.2.

1.10 “Confidential Information” shall have the meaning set forth in Section 10.2.

1.11 “Contract Year” means each consecutive twelve (12) month period beginning on the Commencement Date.

1.12 “Client-Supplied Materials” shall have the meaning set forth in Section 12.2(A)

1.13 “Client Technology” shall have the meaning set forth in Article 11.

1.14 “Defective Product” shall have the meaning set forth in Section 5.2.

1.15 “Dispute” shall have the meaning set forth in Section 18.9.

1.16 “DMF” or “Drug Master File” means a master file that provides a full set of data on the manufacturing of a drug product containing an API.

1.17 “Dosage Container” means any final dosage form container(s) the parties may agree upon in writing from time to time.

1.18 “Effective Date” means the date first written above.

1.19 “Facility” means Catalent’s facility located in St. Petersburg, Florida or such other Catalent facility as agreed by the parties.

1.20 “FDA” means the United States Food and Drug Administration.

1.21 “Firm Commitment” shall have the meaning set forth in Section 4.2.

1.22 “Initial Term” shall have the meaning set forth in Section 16.1.

1.23 “Minimum Requirement” shall have the meaning set forth in Section 4.1.

1.24 “Process” or “Processing” means the compounding, filling, encapsulation, producing and/or packaging of the API and Raw Materials into Product in accordance with the Specifications and the terms and conditions set forth in this Agreement.

1.25 “Process Invention” shall have the meaning set forth in Article 11.

1.26 “Processing Date” means the day on which the Product is to be compounded by Catalent.

1.27 “Product” means a softgel formulation containing the API and Client’s fill formulation containing the API, as more fully described in the Specifications.

1.28 “Product Maintenance Fee” shall have the meaning set forth in Section 7.3.

1.29 “Purchase Order” shall have the meaning set forth in Section 4.3.

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT; [***] DENOTES OMISSIONS.

1.30 “Raw Materials” means all raw materials, supplies, components and packaging necessary to manufacture and ship the Product in accordance with the Specifications, as provided in Exhibit A, but not including the API.

1.31 “Recall” shall have the meaning set forth in Section 9.6.

1.32 “Regulatory Approval” shall have the meaning set forth in Section 7.6.

1.33 “Regulatory Authority” means any governmental regulatory authority within a Territory involved in regulating any aspect of the development, manufacture, market approval, sale, distribution, packaging or use of the Product.

1.34 “Renewal Term” shall have the meaning set forth in Section 16.1.

1.35 “Review Period” shall have the meaning set forth in Section 5.1.

1.36 “Rolling Forecast” shall have the meaning set forth in Section 4.2.

1.37 “Softgel Technology” means Catalent’s proprietary technology, whether or not patented or patentable, for the manufacture of softgels for various uses, including the oral administration of pharmaceutically active ingredients (including health and nutritional substances). The Softgel Technology includes proprietary know-how relating to (i) the development of fill and shell formulations, (ii) the design and use of the encapsulation process to enhance stability, solubility, bioavailability and manufacturability of active ingredient chemical entities in softgels, (iii) the selection and preparation of solvents, vehicles, excipients, surfactants, stabilizers, gelatin and gelatin substitutes, plasticizers and other components of the liquid fill and the shell and (iv) certain encapsulation, drying and related manufacturing techniques and machinery for making experimental, clinical, or commercial quantities of softgels.

1.38 “Specifications” means the procedures, requirements, standards, quality control testing and other data and the scope of services as set forth in Exhibit A, which are hereby incorporated by reference into this Agreement, along with any valid amendments or modifications thereto, subject to the terms and conditions set forth in Article 8.

1.39 “Supply Failure” means a failure by Catalent to supply the quantities of Product meeting the Specifications ordered by Client for [***] consecutive days, other than where such failure is due to the failure of Client to supply sufficient quantities of API or other Client-Supplied Materials that meet applicable specifications to Catalent by the Processing Date for a particular Batch to allow for Processing of Product to occur by the agreed delivery date.

1.40 “Term” shall have the meaning set forth in Section 16.1.

1.41 “Territory” means the United States of America and any other country that the parties agree in writing to add to this definition of Territory in an amendment to this Agreement.

1.42 “Unit Pricing” shall have the meaning set forth in Section 7.1.

1.43 “Validation Batches” shall mean each Batch of Product manufactured by Catalent that is necessary to support the validation portion of Client’s NDA or ANDA submission to the FDA.

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT; [***] DENOTES OMISSIONS.

ARTICLE 2
VALIDATION, PROCESSING & RELATED SERVICES

2.1 Validation Services. Catalent shall process validation batches and perform validation services at prices to be agreed in writing between the parties.

2.2 Supply and Purchase of Product. Except only as set forth in Section 4.7, Client will purchase exclusively from Catalent, and Catalent will be the exclusive, worldwide supplier to Client for all of Client’s and its Affiliates’ requirements of Product for the Term of this Agreement. Sales of Product by Affiliates of Client shall be deemed to be made by Client for this purpose, and each party may assign to its Affiliates, as appropriate, responsibilities for compliance or partial compliance with its responsibilities hereunder.

2.3 Product Maintenance and Other Related Services. During the Term and subject to Client’s payment of the Product Maintenance Fee as set forth in Section 7.3, Client shall be entitled to the following product maintenance services: one annual audit; annual Product review; access to document library over and above the Quality Agreement, including additional copies of batch paperwork or other batch documentation; Annual Drug Master File update; preparation of Product licenses or permits under United States local, state or Federal regulations (in each case as more fully set forth in Article 10); Product document and sample storage relating to GMP requirements; vendor re-qualification; and maintenance and storage of audit reports. Catalent shall provide other services upon terms and conditions agreed to by the parties in writing from time to time.

ARTICLE 3
MATERIALS

3.1 API.

A. Client shall supply to Catalent for Processing, at Client’s sole cost, the API and applicable reference standards in quantities sufficient to meet Client’s requirements for each Product as further set forth in Article 4. Catalent shall serve as the importer of record and import the API on Client’s behalf and at Client’s expense. Prior to importation of any of the API by Catalent for Processing and delivery to Catalent by Client of any of the reference standard, Client shall provide to Catalent a copy of the API Certificate of Analysis and the API Material Safety Data Sheet, as amended, and any subsequent revisions thereto. Client shall be responsible for qualification of the API supplier and associated API testing. Client shall supply the reference standards, and Certificate of Analysis FOB the Facility no later than sixty (60) days before the scheduled Processing Date upon which such API will be used by Catalent. Upon receipt of the API, Catalent shall conduct identification testing of the API. Unless otherwise expressly required by the Specifications, Catalent shall have no obligation to test the API to confirm that it meets the associated specifications or Certificate of Analysis, or otherwise test the API. Catalent shall use the API solely and exclusively for Processing under this Agreement.

B. All API provided by Client shall meet applicable Specifications that apply thereto, and shall be produced in accordance with all Applicable Laws.

C. Catalent shall inspect API as received to verify its identity and, if expressly required to do so by the Specifications, shall give Client oral and written notice of any nonconformity with Specifications within thirty (30) calendar days of receipt of API by Catalent. Client shall provide a

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT; [***] DENOTES OMISSIONS.

Certificate of Analysis with each delivery of API and such certificate shall be the basis for drug potency.

D. Client shall retain title to API and all Client-Supplied Materials at all times, and Client shall bear the risk of loss thereof until the time API and/or Client-Supplied Materials are delivered to Catalent’s loading dock at its Facility, provided that Catalent’s risk of loss of API and other Client-supplied Materials shall be subject to Section 3.1(E), Section 5.3 and Article 14.

E. If Catalent becomes liable to Client for loss of API or Client-Supplied Materials under the preceding paragraph, the measure of damages shall be limited to (1) the internal, actual total cost of all of Client’s materials, direct labor and services required to produce and inspect the replacement of such Drug; and (2) the internal, actual total cost to package and deliver replacement API to Catalent’s Facility.

3.2 Raw Materials. Catalent shall be responsible for procuring, inspecting and releasing adequate Raw Materials as necessary to meet the Firm Commitment, unless otherwise agreed to by the parties in writing. Unless a particular Raw Material can be replaced with the same raw material from another supplier, Catalent shall not be liable for any delay in delivery of Product if (1) Catalent is unable to obtain, in a timely manner, a particular Raw Material necessary to Process the Product, and (2) Catalent placed orders for such Raw Materials promptly following receipt of Client’s Firm Commitment.

3.3 Artwork and Packaging. Client shall provide or approve, prior to the procurement of applicable components, all artwork, advertising and packaging information necessary to Process the Product. Such artwork, advertising and packaging information is and shall remain the exclusive property of Client, and Client shall be solely responsible for the content thereof. Such artwork, advertising and packaging information or any reproduction thereof may not be used by Catalent following the termination of this Agreement, or during the Term of this Agreement in any manner other than solely for the purpose of performing its obligations hereunder.

3.4 Reimbursement for Materials. In the event of (A) a Specification change for any reason, (B) termination or expiration of this Agreement; or (C) obsolescence of any Raw Material, Client shall bear the cost of any unused Raw Materials, provided that Catalent purchased such Raw Materials in quantities consistent with Client’s most recent Firm Commitment and the supplier’s minimum purchase obligations.

ARTICLE 4
MINIMUM COMMITMENT, PURCHASE ORDERS & FORECASTS

4.1 Minimum Requirement. During each Contract Year, Client shall purchase the minimum number of units of Product (“Minimum Requirement”) set forth on Exhibit B. If Client does not purchase such Minimum Requirement during any Contract Year, within thirty (30) days after the end of such Contract Year, Client shall pay Catalent the difference between (A) the total amount Client would have paid to Catalent during the just-concluded Contract Year if the Minimum Requirement had been fulfilled for the Product and (B) the sum of all purchases from Catalent for the Product during the just-concluded Contract Year.

4.2 Forecast. On or before the first (1st) day of each calendar month, beginning at least four (4) months prior to the anticipated Commencement Date, Client shall furnish to Catalent (A) during

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the first two (2) Contract Years a written twelve (12) month rolling forecast and (B) thereafter during the Term, a written eighteen (18) month rolling forecast of the quantities of Product that Client intends to order from Catalent during such period (each a “Rolling Forecast”). The first three (3) months of each Rolling Forecast shall constitute a binding order for the quantities of Product specified therein (“Firm Commitment”) and the following nine (9) months or fifteen (15) months, as applicable, of the Rolling Forecast shall be non-binding, good faith estimates.

4.3 Purchase Orders. On or before the first (1st) day of each Calendar Quarter, Client shall submit a purchase order for the Firm Commitment portion of the Processing, which specifies the actual number of Batches to be Processed, the approximate number of Dosage Containers in each Batch, and the requested delivery dates for each Batch (“Purchase Order”). Client shall submit each Purchase Order to Catalent at least one hundred and fifty (150) days in advance of the delivery date requested in the Purchase Order. If Catalent accepts a Purchase Order, Catalent shall promptly issue an order acknowledgement, including the Processing Date and the expected delivery date. In the event of a conflict between the terms of any Purchase Order and this Agreement, this Agreement shall control. Notwithstanding the foregoing, Catalent shall use commercially reasonable efforts to supply Client with quantities of Product which are in excess of the quantities specified in the Firm Commitment, subject to Catalent’s other supply commitments and manufacturing and equipment capacity; provided, however, that Catalent’s failure to supply Client with quantities in excess of the quantities specified in the Firm Commitment shall not constitute a breach of this Agreement by Catalent.

4.4 Catalent’s Cancellation of Purchase Orders. Notwithstanding the terms and conditions set forth in Section 4.5 below, Catalent reserves the right to cancel all, or any part of, a Purchase Order upon written notice to Client, and Catalent shall have no further obligations or liability with respect to such Purchase Order if Client refuses or fails to make scheduled deliveries of the API within 30 days of the scheduled delivery date.

4.5 Client’s Modification or Cancellation.

A. Client may modify the delivery date, Specifications or quantity of Product in such Purchase Order only by submitting a written change order (“Change Order”) to Catalent at least thirty (30) business days in advance of the earliest scheduled Processing Date for the Processing covered by the Change Order. Such Change Order shall be effective and binding against Catalent only upon the written approval of Catalent, and notwithstanding the foregoing, Client shall remain responsible for the Firm Commitment portion of the Rolling Forecast.

B. Notwithstanding any amounts due to Catalent under Section 4.4, if Client fails to place Purchase Orders sufficient to satisfy the Firm Commitment, Client shall, within thirty (30) days of receipt of invoice, pay to Catalent the Unit Price for all Units that would have been Processed if Client has placed Purchase Orders sufficient to satisfy the Firm Commitment.

C. Neither changes nor postponement of any Batch of Product will reduce or in any way effect Client’s Minimum Requirement obligations set forth in Section 4.1.

4.6 Unplanned Delay or Elimination of Processing. Catalent shall use commercially reasonable efforts to meet the Purchase Orders, subject to the terms and conditions of this Agreement. Catalent shall provide Client with as much advance notice as possible (and will use its best efforts to provide at least fifteen (15) days’ advance notice where possible) if Catalent determines that any Processing will be delayed or eliminated for any reason.

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT; [***] DENOTES OMISSIONS.

4.7 Supply Failure. In the event of any Supply Failure that remains uncured for forty-five (45) days following Catalent’s receipt of written notice of such Supply Failure, the parties agree that Client shall have the right (upon written notice to Catalent) to Process and have the Product Processed by another supplier, and thereafter Catalent shall supply the Product to Client on a nonexclusive basis.

ARTICLE 5
TESTING; SAMPLES; RELEASE

5.1 Samples; Testing; Release. Within seven (7) days after Catalent’s completion of Processing of each Batch, Catalent shall provide Client or its designee with Catalent’s Certificate of Analysis for such Batch certifying that the Product conforms to the Specifications. Catalent will make available to Client copies of all documentation and test results that are reasonably necessary to demonstrate conformity to the Specifications for the first five (5) post-validation commercial Batches. Client shall be solely responsible for final release of the Product, at its cost. No later than thirty (30) days after Product delivery (“Review Period”), Client or its designee shall notify Catalent of any rejection of the Product. Client’s failure to reject Product for non-conformity to Specifications during the Review Period shall constitute acceptance of the Product.

5.2 Discrepant Test Results. In the event of a disagreement between the parties regarding whether the Product meets Specifications or the reason for non-conformity, which cannot be resolved within thirty (30) days after Client notifies Catalent of rejection, the parties shall cause a mutually agreeable independent third party to review records and test data and to perform comparative tests and/or analyses on samples of the Product alleged to be non-conforming (“Defective Product”) and its components. The independent party’s results shall be final and binding. Unless otherwise agreed to by the parties in writing, the costs associated with such testing and review shall be borne by the party found responsible.

5.3 Defective Product. Catalent will, at its option, either reprocess any Batch of Defective Product or credit any payments made by Client for such Batch of Defective Product provided that Client is responsible for Product defects due to API and Client-Supplied Materials other than to the extent attributable, in whole or in part, to Catalent’s negligence or willful misconduct or omission. THE OBLIGATION OF CATALENT TO (A) REPLACE DEFECTIVE PROCESSING IN ACCORDANCE WITH THE SPECIFICATIONS OR CREDIT PAYMENTS MADE BY CLIENT FOR DEFECTIVE PRODUCT AND (B) REIMBURSE CLIENT FOR API LOST IN THE DEFECTIVE BATCH, SUBJECT TO THE LIMITATIONS IN ARTICLE 14, SHALL BE CLIENT’S SOLE AND EXCLUSIVE REMEDY UNDER THIS ARTICLE FOR DEFECTIVE PRODUCT AND IS IN LIEU OF ANY OTHER WARRANTY, EXPRESS OR IMPLIED.

5.4 Supply of Material for Defective Product. In the event Catalent reprocesses Product pursuant to Section 5.3, above, Client shall supply Catalent with sufficient quantities of the API in order for Catalent to complete such reprocessing.

ARTICLE 6
DELIVERY

6.1 Delivery. Catalent shall segregate and store all Product until tender of delivery in accordance with this Section. Catalent shall tender the Product for delivery, Ex Works (Incoterms 2000) the Facility. Client shall be responsible for all costs and risk of loss associated with shipment of the

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Product. Client shall qualify at least three (3) carriers to ship the Product and then designate the priority of such qualified carriers to Catalent.

6.2 Failure to Take Delivery. If Client fails to take delivery on any scheduled delivery date, Client shall be invoiced on the first day of each month for the stored Product and a commercially reasonable administration fee. For each such batch of undelivered Product, Client agrees that: (A) Client has made a fixed commitment to purchase such Product, (B) title and risk of loss for such Product passes to Client, (C) such Product shall be on a bill and hold basis for legitimate business purposes, (D) if no delivery date is determined at the time of billing, Catalent shall have the right to ship the Product to Client within four months after billing, and (E) Client will be responsible for any decrease in market value of such Product that relates to factors and circumstances outside of Catalent’s control. Within ten (10) days following a written request from Catalent, Client shall provide Catalent with a letter confirming items (A) through (E) of this Section for each Batch of undelivered Product.

ARTICLE 7
PRICING AND PAYMENT

7.1 Unit Pricing. The parties shall negotiate in good faith the unit pricing (“Unit Pricing”) for all Product after tender of delivery of the final two (2) registration Batches. Unit pricing shall assume manufacturing and storage processes for a controlled CIII-N DEA substance that is classified as a hormone. In the event Client requests services other than Processing Product, Catalent shall provide a written quote of the fee for such additional services and Client shall advise Catalent whether it wishes to have such additional services performed by Catalent.

7.2 Commercial Occupancy Fee. In consideration of Catalent’s agreement to make available the hormone suite in the Facility to manufacture Product, Client shall pay to Catalent an annual fee of [***] (“Commercial Occupancy Fee”). The Commercial Occupancy Fee is payable commencing on January 1st of the year that commercial manufacture of the Product occurs (including manufacture of Validation Batches for commercial sale) and each subsequent January 1st during the term of this Agreement. In the event that this Agreement begins on a date other than January 1 or is terminated prior to the expiration of the term, then the Commercial Occupancy Fee shall be prorated based on the Effective Date of this Agreement or the effective date of termination for the applicable year unless such termination occurs based on Client’s breach of this Agreement for which no such pro-ration shall occur.

7.3 Product Maintenance Fee. In partial consideration of the product maintenance services set forth in Section 2.3, Client shall pay Catalent an annual “Product Maintenance Fee” of [***]. The Product Maintenance Fee is payable commencing on January 1st of the year that commercial manufacture of the Product occurs (including manufacture of Validation Batches for commercial sale) and each subsequent January 1st during the Term of this Agreement.

7.4 Price Increase. The Unit Pricing shall be adjusted on an annual basis, effective on each July 1st of the Term, based on the Producer’s Price Index (PPI) [***] as published by the U.S. Department of Labor, Bureau of Statistics, upon sixty (60) days’ written notice from Catalent to Client.

7.5 Taxes; Duty. All taxes, duties and other amounts assessed on API or the Product prior to or upon sale to Client are the responsibility of Client, and Client shall reimburse Catalent for any such taxes, duties or other expenses paid by Catalent.

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7.6 Product Approval. Notwithstanding the terms set forth above, Client shall use its commercially reasonable efforts to expedite and obtain all regulatory approvals necessary for Catalent to commence production at the Facility (“Regulatory Approvals”).

7.7 Payment Terms. Catalent shall invoice Client upon tender of delivery pursuant to Section 6.1 for all Product as provided in Section 7.1 and for any amounts due pursuant to Section 4.1, and payment for such invoices shall be due within thirty (30) days after the date of such invoice. In the event payment is not received by Catalent on or before the thirtieth (30th) day after the date of the invoice, then such unpaid amount shall accrue interest at the rate of 1.5% per month until paid in full.

ARTICLE 8
CHANGES TO SPECIFICATIONS

All Specifications and any changes thereto agreed to by the parties from time to time shall be in writing, dated and signed by the parties. No change in the Specifications shall be implemented by Catalent, whether requested by Client or requested or required by any Regulatory Authority, until the parties have agreed in writing to such change, the implementation date of such change, and any increase or decrease in costs, expenses or fees associated with such change. Catalent shall respond promptly, and in any event within thirty (30) business days, to any request made by Client for a change in the Specifications, and both parties shall use commercially reasonable, good faith efforts to agree to the terms of such change in a timely manner. As soon as possible after a request is made for any change in Specifications, Catalent shall notify Client of the costs associated with such change and shall provide such supporting documentation as Client may reasonably require. Client shall pay all costs associated with such agreed upon changes. If there is a conflict between the terms of this Agreement and the terms of the Specifications, this Agreement shall control.

ARTICLE 9
RECORDS; REGULATORY MATTERS

9.1 Batch Records and Data. Within thirty (30) days following the completion of Processing of each batch, Catalent shall provide Client with properly completed copies of Batch records prepared in accordance with the Specifications; provided, however, that if testing reveals an out-of-Specification result, Catalent shall provide such Batch records within twenty-one (21) days following resolution of the out-of Specification result.

9.2 Recordkeeping. Catalent shall maintain true and accurate books, records, test and laboratory data, reports and all other information relating to Processing under this Agreement according to Catalent standard operating procedures, including all information required to be maintained by all Applicable Laws. Such information shall be maintained in forms, notebooks and records for a period of at least five (5) years from the relevant finished Product expiration date or longer if required under Applicable Laws.

9.3 Regulatory Compliance. Client shall be solely responsible for all permits and licenses required by any Regulatory Authority with respect to the Product and the Processing under this Agreement, including any product licenses, applications and amendments in connection therewith. Catalent will be responsible to maintain all permits and licenses required by any Regulatory Authority with respect to the Facility including, without limitation, the Product’s DMF to support Client’s regulatory filings. During the Term, Catalent will assist Client with all regulatory matters (beyond

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covered Product maintenance services) relating to Processing under this Agreement, at Client’s request and at Client’s expense. Each party intends and commits to cooperate to satisfy all Applicable Laws relating to Processing under this Agreement.

9.4 Governmental Inspections and Requests. Catalent will promptly advise Client if it is aware that any Regulatory Authority intends to inspect Catalent’s Facility with respect to the Processing of the Product. Client will have the right to have its representatives present at the Facility (but not as part of the inspection unless specifically requested to answer questions) for such inspection relating to the Product. Catalent will also promptly provide a report of the result of any such inspection to Client and will promptly notify Client of any notice of any deficiencies regarding the Processing of the Product by any Regulatory Authority, including, in each case, a copy of redacted copies of any inspection reports regarding the Processing of the Product (excluding any third party confidential information or Catalent Confidential Information) issued as a result of such inspections and any follow-up written communications between Catalent and the relevant Regulatory Authority or other governmental agency regarding the Processing of the Product. Catalent will use commercially reasonable efforts to correct all deficiencies identified in such written communications in a timely manner and advise Client periodically of progress being made, as well as when all deficiencies are corrected.

9.5 Client Inspections and Audits.

A. During the term of this Agreement, duly authorized employees, agents and representatives of Client shall be granted access upon at least twenty-four (24) hours’ prior notice and at reasonable times during Catalent’s regular business hours to only the portion of the Facilities where Catalent Processes Product for the purpose of inspecting and verifying that Catalent is Processing Product in accordance with the Specifications and Applicable Laws. For purposes of this Section 9.5, duly-authorized agents and representatives shall be required to sign Catalent’s standard confidential disclosure agreement prior to being allowed access to Catalent’s Facilities. Client shall indemnify and hold Catalent harmless for any action or activity of Client’s duly authorized employees and agents while on Catalent’s premises.

B. With due regard to information and operations which constitute Proprietary Information of Catalent, duly-authorized employees, agents and representatives of Client shall have the right to inspect Catalent Batch Records relating to Product and those portions of Catalent’s Facilities used for Processing Product. Client’s Quality Assurance Manager will arrange audit visits with Catalent Quality Management.

9.6 Recall. In the event Catalent believes a recall, field alert, Product withdrawal or field correction (“Recall”) may be necessary with respect to any Product provided under this Agreement, Catalent shall immediately notify Client in writing. Catalent will not act to initiate a Recall without the express prior written approval of Client, unless otherwise required by Applicable Laws. In the event Client believes a Recall may be necessary with respect to any Product provided under this Agreement, Client shall immediately notify Catalent in writing and Catalent shall provide all necessary cooperation and assistance to Client. The cost of any Recall shall be borne by Client unless such Recall is caused in whole or in part by Catalent’s breach of its obligations under this Agreement or Applicable Laws or its negligence or willful misconduct, then such cost, if wholly attributable to Catalent shall be borne by Catalent, or if partially attributable to Catalent, such pro rata cost shall be borne by Catalent. For purposes hereof, such cost shall be limited to actual and documented costs incurred by Client for such Recall and replacement of the Defective Product to be Recalled, in accordance with Article 5;

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provided, however that NEITHER PARTY SHALL BE LIABLE IN ANY EVENT FOR SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES, INCLUDING, WITHOUT LIMITATION, LOST REVENUES OR PROFITS OR DAMAGES TO BUSINESS REPUTATION RESULTING FROM SUCH RECALL.

9.7 Quality Agreements. Within six (6) months following the execution of this Agreement and in any event prior to commencing Processing of the Product, the parties shall execute a Quality Agreement. In the event of a conflict between any of the provisions of this Agreement and the Quality Agreement with respect to quality-related activities, including compliance with Good Manufacturing Practices or Good Laboratory Practices, the provisions of the Quality Agreement shall govern. In the event of a conflict between any of the provisions of this Agreement and the Quality Agreement with respect to any commercial matters, including allocation of risk, liability and financial responsibility, the provisions of this Agreement shall govern.

ARTICLE 10
CONFIDENTIAL INFORMATION

10.1 Mutual Obligation. Catalent and Client agree that they will not disclose the other party’s Confidential Information (defined below) to any third party without the prior written consent of the other party except as required by law or regulation; provided, however, that prior to making any such legally required disclosure, the party making such disclosure shall give the other party as much prior notice of the requirement for and contents of such disclosure as is practicable under the circumstances. Notwithstanding the foregoing, each party may disclose the other party’s Confidential Information to any of its Affiliates which (A) need to know such Confidential Information for the purpose of performing under this Agreement, (B) are advised of the contents of this Section, and (C) agree to be bound by the terms of this Section, provided, however, that only an Affiliate to which such Confidential Information is actually disclosed and received will be bound by the terms of this Section.

10.2 Definition. As used in this Agreement, the term “Confidential Information” includes all such information furnished by Catalent or Client, or any of their respective representatives or Affiliates, to the other or its representatives or Affiliates, whether furnished before, on or after the date of this agreement and furnished in any form, including but not limited to written, verbal, visual, electronic or in any other media or manner. Confidential Information includes all proprietary technologies, know-how, trade secrets, discoveries, inventions and any other intellectual property (whether or not patented), analyses, compilations, business or technical information and other materials prepared by either party, or any of their respective representatives, containing or based in whole or in part on any such information furnished by the other party or its representatives. Confidential Information also includes the existence of this agreement and its terms.

10.3 Exclusions. Confidential Information does not include, however, information concerning Catalent or Client that (A) is or becomes generally available to the public or within the industry to which such information relates other than as a result of a breach of this agreement, (B) is already known by the receiving party at the time of disclosure as evidenced by the receiving party’s written records, (C) becomes available to the receiving party on a non-confidential basis from a source that is entitled to disclose it on a non-confidential basis, or (D) was or is independently developed by or for the receiving party without reference to the Confidential Information, as evidenced by the receiving party’s written records.

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT; [***] DENOTES OMISSIONS.

10.4 Survival. The obligations of this Article 10 will terminate five (5) years from the expiration of this Agreement; provided that for any Confidential Information that is protected as a trade secret under Applicable Laws, the obligations of this Article 10 shall survive as to such Confidential Information for so long as such information continues to be protected as a trade secret under Applicable Laws.

10.5 No Implied License. Except as otherwise set forth herein, the party receiving Confidential Information will obtain no right of any kind or license under any patent application or patent by reason of this Agreement. All Confidential Information will remain the sole property of the party disclosing such information or data.

10.6 Return of Confidential Information. Upon termination of this Agreement, the party to which Confidential Information has been disclosed will, upon request, promptly return within thirty (30) days all such information, including any copies thereof, and cease its use or, at the request of the party transmitting such Confidential Information, will promptly destroy the same and certify such destruction to the transmitting party; except for a single copy thereof which may be retained for the sole purpose of determining the scope of the obligations incurred under this Agreement.

10.7 Injunctive Relief. Catalent and Client each acknowledge and agree that any breach of its confidentiality obligations under this Agreement may result in irreparable injury to the other party and that, in such instance, monetary damages may not constitute an adequate remedy. Accordingly, the non-breaching party may be entitled (without prejudice to its right to other remedies, including monetary damages, and without the posting of a bond or other security) to injunctive and other equitable relief to prevent or restrain the breach or threatened breach of the confidentiality provisions of this Agreement. In such event, the breaching party waives the requirement of any bond for such injunction.

ARTICLE 11
INTELLECTUAL PROPERTY

All Catalent Technology, including, without limitation, all improvements, developments, derivatives or modifications to the Catalent Technology, shall be owned exclusively by Catalent and, except as set forth herein, no right or license in Catalent Technology is transferred or granted to Client. All Client Technology, including, without limitation, all improvements, developments, derivatives or modifications to the Client Technology shall be owned exclusively by Client. For purposes hereof, “Catalent Technology” means all Softgel Technology, Catalent Confidential Information, intellectual property, and developments (including, all patents, patent applications, know-how, inventions, designs, concepts, improvements, technical information, manuals, instructions or specifications), owned, licensed or used by Catalent in developing, formulating, manufacturing, filling, processing or packaging of pharmaceuticals and the packaging equipment, processes or methods of packaging, or any improvements to any of the foregoing, including any container, pouch, vial, ampoule, blister pack or other form of container developed by Catalent or any other intellectual property owned or controlled by Catalent that is directly or indirectly necessary for Catalent to manufacture or Client to use, market, distribute, sell and offer for sale the Product during the Term. During the Term, for as long as Catalent is Client’s exclusive manufacturer of the Product, Catalent will grant a non-exclusive, non-assignable, non-transferable, royalty-free license to Client to use Catalent Technology and Process Inventions relating to developing, formulating, manufacturing, filling, processing, packaging, analyzing or testing pharmaceutical products generally arising from the performance of the services that are necessary for

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Catalent to manufacture and Client to use, market, distribute, sell and offer for sale the Product during the Term of this Agreement, but not to manufacture the Product or have the Product manufactured by a third party. “Process Inventions” means any invention that relates exclusively to the Catalent Technology or relates to developing, formulating, manufacturing, filling, processing, packaging, analyzing or testing pharmaceutical products generally. For purposes hereof, “Client Technology” means all proprietary information, intellectual property and developments owned, developed or licensed by Client relating to the API and the fill formulation containing the API, including, without limitation, patents, patent applications, know-how, inventions, designs, concepts, improvements, technical information, trademarks or trade names. Client hereby grants to Catalent a non-exclusive, non-transferable, royalty-free license to use any and all right, title and interest in the Client Technology that is directly or indirectly necessary for the manufacturing and sale of Product during the Term and as may be necessary for Catalent to perform its obligations under this Agreement.

ARTICLE 12
REPRESENTATIONS AND WARRANTIES

12.1 Catalent. Catalent represents and warrants to Client that:

A. at the time of delivery, Product will have been manufactured in accordance with all Applicable Laws and the Specifications, and will not be adulterated, misbranded or mislabeled according to Applicable Laws; excluding any defects attributable to API or other materials supplied by Client;

B. Catalent’s use and application of any intellectual property, other than that provided to Catalent by Client, in the manufacturing of the Product and the performance of this Agreement does not violate or infringe on any third-party intellectual property rights;

C. Catalent has obtained (or will obtain prior to manufacturing the Product), and will remain in material compliance with all authorizations which are required under Applicable Laws; and

D. Catalent and its employees, affiliates, contractors, and agents have never been (i) debarred or (ii) convicted of a crime for which a person can be debarred, under Section 335(a) or 335(b) of the Federal Food, Drug, and Cosmetic Act.

12.2 Client. Client represents, warrants and covenants to Catalent that:

A. the API and any other materials supplied by Client to Catalent (“Client-Supplied Materials”) will have been manufactured in compliance with the Applicable Laws (including GMP) and applicable Specifications, will not be adulterated, misbranded or mislabeled and will be provided in accordance with the terms and conditions of this Agreement;

B. it has all necessary authority to use and permit Catalent to use the Client Technology;

C. Client has provided to Catalent, as of the Effective Date, all relevant safety materials for Product and API and no specific safe handling instructions are applicable to any Client-Supplied materials, except as disclosed to Catalent in writing by the Client in sufficient time for review and training by Catalent prior to delivery;

D. all Product delivered to Client by Catalent will be held, used and/or disposed of by the Client in accordance with all Applicable Laws;

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT; [***] DENOTES OMISSIONS.

E. Client will comply with all Applicable Laws and guidelines applicable to Client’s performance under this Agreement and its use of Products provided by Catalent under this Agreement;

F. Client will not release any Batch of Product if the required Certificates of Analysis indicate that the Product does not comply with the Specifications and will use reasonable efforts to ensure that the Product is safe and effective;

G. the content of all artwork provided to Catalent complies with all Applicable Laws;

H. Client has all necessary authority to use and permit Catalent to use the Client Technology; and

I. the work to be performed by Catalent in accordance with Client’s written instructions does not violate or infringe upon any third-party intellectual property rights.

12.3 THE LIMITED WARRANTIES SET FORTH IN THIS ARTICLE 12 ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY AND ANY WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE. EXCEPT FOR THE WARRANTIES EXPRESSED IN THIS ARTICLE 12, NEITHER PARTY MAKES ANY OTHER WARRANTY, EITHER EXPRESS OR IMPLIED, WITH RESPECT TO THE PROCESSING OR THE PRODUCT. IN ADDITION, THE PARTIES HEREBY DISCLAIMS LIABILITY FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES FOR BREACH OF ANY EXPRESS OR IMPLIED WARRANTY, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY AND ANY IMPLIED WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO PRODUCT.

ARTICLE 13
INDEMNIFICATION

13.1 Indemnification by Catalent. Catalent shall indemnify and hold harmless Client, its Affiliates, directors, officers, employees and agents from and against any suits, claims, losses, demands, liabilities, damages, costs and expenses (including costs, reasonable attorney’s fees and reasonable investigative costs) in connection with any suit, demand or action by any third party arising out of or resulting from: (i) any breach of its representations, warranties or obligations under this Agreement; or (ii) any actual or alleged infringement of any third-party patent, trade secret, copyright, trademark or other intellectual property by Catalent’s use of Catalent Technology in connection with the performance of the services under this Agreement; or (iii) any negligence or willful misconduct by Catalent; except to the extent that any of the foregoing arises out of or results from the breach of this Agreement by Client or the negligence or willful misconduct of Client or its Affiliates.

13.2 Indemnification by Client. Client shall indemnify and hold harmless Catalent, its Affiliates, directors, officers employees and agents from and against all suits, claims, losses, demands, liabilities, damages, costs and expenses (including costs, reasonable attorney’s fees and reasonable investigative costs) in connection with any suit, demand or action by any third party arising out of or resulting from (A) any breach of its representations, warranties or obligations set forth in this Agreement; (B) any use, manufacture, packaging, sale, promotion or distribution of Product by Client, or use of, or exposure to, the API, Client-Supplied Materials or Product, including, without limitation, product liability or strict liability; (C) Client’s exercise of control over the Processing under this Agreement, to

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the extent that Client’s instructions or directions violate Applicable Laws; (D) any actual or alleged infringement or violation of any third party patent, trade secret, copyright, trademark or other intellectual property by Confidential Information or other information provided by Client, including Client-Supplied Materials; (E) the conduct of any clinical trials utilizing Product or API; or (F) any negligence or willful misconduct by Client, except to the extent that any of the foregoing arises out of or results from the breach by Catalent of this Agreement, or the negligence or willful misconduct of Catalent or its Affiliates.

13.3 Indemnification Procedures. All indemnification obligations in this Agreement are conditioned upon the party seeking indemnification promptly notifying the indemnifying party of any claim or liability of which the party seeking indemnification becomes aware (including a copy of any related complaint, summons, notice or other instrument), cooperating with the indemnifying party in the defense of any such claim or liability (at the indemnifying party’s expense), and not compromising or settling any claim or liability without prior written consent of the indemnifying party.

ARTICLE 14
LIMITATIONS OF LIABILITY

14.1 CATALENT’S TOTAL LIABILITY UNDER THIS AGREEMENT FOR ANY AND ALL CLAIMS FOR LOST, DAMAGED OR DESTROYED API OR OTHER CLIENT-SUPPLIED MATERIALS, WHETHER OR NOT SUCH API OR CLIENT-SUPPLIED MATERIALS ARE INCORPORATED INTO PRODUCT, SHALL NOT EXCEED [***] PER INCIDENT GIVING RISE TO THE CLAIM, EXCEPT IN THE EVENT THAT CATALENT’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT CAUSES THE LOSS OR DAMAGE, IN WHICH CASE CATALENT’S TOTAL LIABILITY SHALL NOT EXCEED [***] PER INCIDENT GIVING RISE TO THE CLAIM.

14.2 CATALENT’S TOTAL LIABILITY UNDER THIS AGREEMENT SHALL IN NO EVENT EXCEED THE LESSER OF (A) [***] OR (B) [***] BY CLIENT UNDER THIS AGREEMENT DURING THE CONTRACT YEAR IN WHICH THE BATCH GIVING RISE TO THE CLAIM WAS MANUFACTURED, PROVIDED, HOWEVER, THAT CATALENT’S TOTAL LIABILITY FOR GROSS NEGLIGENCE OR WILLFUL MISCONDUCT SHALL IN NO EVENT EXCEED [***].

14.3 NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF PERFORMANCE UNDER THIS AGREEMENT, INCLUDING LOSS OF REVENUES, REPUTATION, PROFITS OR DATA, WHETHER IN CONTRACT OR IN TORT, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

ARTICLE 15
INSURANCE

15.1 Catalent. Catalent shall, at its own cost and expense, obtain and maintain in full force and effect the following insurance during the term of this Agreement:

(A) Commercial General Liability insurance with a per-occurrence limit of not less than $1,000,000;

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT; [***] DENOTES OMISSIONS.

(B) Products and Completed Operations Liability Insurance with per-occurrence limit of not less than $5,000,000;

(C) Workers’ Compensation and Employer’s Liability Insurance with statutory limits for Workers’ Compensation and Employer’s Liability insurance limits of not less than $1,000,000 per accident; and

(D) Professional Services Errors & Omissions Liability Insurance with per claim and aggregate limits of not less than $1,000,000.

The parties hereby acknowledge and agree that Catalent may self-insure all or any portion of the above-required insurance. In the event that any of the required policies of insurance are written on a claims made basis, then such policies shall be maintained during the entire term of this Agreement and for a period of not less than three (3) years following the termination or expiration of this Agreement. Catalent shall obtain a waiver from any insurance carrier with whom Catalent carries Workers’ Compensation insurance releasing its subrogation rights against Client. Catalent shall furnish to Customer a certificate of insurance or other evidence of the required insurance and additional insured status as soon as practicable after the Effective Date and within thirty (30) days after renewal of such policies. Each insurance policy which is required under this Agreement, other than self-insurance, shall be obtained from an insurance carrier with an A.M. Best rating of at least A- VII.

15.2 Client Insurance. Prior to commercial launch of the Product, Client shall, at its own cost and expense, obtain and maintain in full force and effect the following insurance during the term of this Agreement:

(A) Commercial General Liability insurance with per-occurrence limit of not less than $1,000,000;

(B) Products and Completed Operations Liability Insurance with per-occurrence limit of not less than $5,000,000;

(C) Workers’ Compensation and Employer’s Liability Insurance with statutory limits for Workers’ Compensation and Employer’s Liability insurance limits of not less than $1,000,000 per accident; and

(D) All Risk Property Insurance, including transit coverage, in an amount equal to full replacement value covering Client’s property while it is at the Facility or in transit to, from, or between Catalent’s facilities.

The parties hereby acknowledge and agree that Client may self-insure all or any portion of the above-required insurance. Client shall maintain levels of insurance sufficient to meet its obligations under this Agreement. In the event that any of the required policies of insurance are written on a claims made basis, then such policies shall be maintained during the entire term of this Agreement and for a period of not less than three (3) years following the termination or expiration of this Agreement. Client shall obtain a waiver from any insurance carrier with whom Client carries Property Insurance releasing its subrogation rights against Catalent. Client shall not seek reimbursement for any property claim or portion thereof that is not fully recovered from Client’s Property Insurance policy. Client shall obtain a waiver from any insurance carrier with whom Client carries Workers’ Compensation insurance releasing its subrogation rights against Catalent. Catalent Pharma Solutions, Inc., and its subsidiaries and Affiliates shall be named as additional insureds under the Products and Completed Operations

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Liability insurance policies with respect to the products and completed operations outlined in this Agreement. Client shall furnish certificates of insurance evidencing the required insurance policies and additional insured status to Catalent as soon as practicable after the effective date of this Agreement and within thirty (30) days after renewal of such policies. Each insurance policy that is required under this Agreement, other than self-insurance, shall be obtained from an insurance carrier with an A.M. Best rating of at least A- VII.

ARTICLE 16
TERM AND TERMINATION

16.1 Term. This Agreement shall commence on the Effective Date and shall continue for a period of six (6) years, unless earlier terminated under this Section or Section 16.2 (the “Initial Term”). After the Initial Term, this Agreement shall automatically renew for further periods of two (2) years (each, a “Renewal Term”); provided, however, that either party may terminate this Agreement upon twelve (12) months written notice prior to the end of the Initial Term or any Renewal Term. The Initial Term and any Renewal Term shall constitute the “Term.”

16.2 Termination by Either Party.

A. Material Breach. Either party may terminate this Agreement effective upon sixty (60) days’ prior written notice to the other party, if the other party commits a material breach of this Agreement and fails to cure such breach by the end of such sixty (60) day period; provided, however, that failure to pay amounts due under this Agreement within ten (10) days after notice thereof shall constitute cause for immediate termination of this Agreement, or at Catalent’s discretion, Catalent shall be relieved of any further obligation to perform under this Agreement until all outstanding payments are brought current.

B. Bankruptcy. Either party may terminate this Agreement effective thirty (30) days after the undismissed bankruptcy of the other party.

C. Termination Without Cause. Either party may terminate this Agreement upon twenty-four (24) months’ prior written notice to the other party.

16.3 Effect of Termination.

A. Expiration or termination of this Agreement shall be without prejudice to any rights or obligations that accrued to the benefit of either party prior to such expiration or termination.

B. In the event of any termination, Catalent shall promptly return (1) any remaining inventory of Client-Supplied Materials, and (2) all remaining inventories of API and Product to Client at Client’s expense and direction. Catalent shall have no obligation to return the foregoing until all outstanding invoices sent by Catalent to Client have been paid in full. Client shall also be required to pay Catalent for all inventory and work in process and non-cancelable commitments made consistent with Client’s forecasts. In the event Client breaches or terminates this Agreement (other than as a result of a breach of this Agreement by Catalent) or if Catalent terminates this Agreement under Section 16.2 hereof, Client will also be required to pay Catalent for its direct cost of all materials purchased by Catalent for Processing. Client shall specify the location in the continental United States to which delivery, at Client’s expense, of the foregoing is to be made.

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT; [***] DENOTES OMISSIONS.

ARTICLE 17
NOTICE

All notices and other communications hereunder shall be in writing and shall be deemed given: (A) when delivered personally; (B) when delivered by facsimile transmission (receipt verified); (C) when received or refused, if mailed by registered or certified mail (return receipt requested), postage prepaid; or (D) when delivered if sent by express courier service, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice; provided, that notices of a change of address shall be effective only upon receipt thereof):

To Client:	Clarus Therapeutics, Inc.
500 Skokie Blvd., #250
Northbrook, IL 60062
Attn: President and Chief Executive Officer
Facsimile: (847) 562-4306

With a copy to:	Goodwin Procter LLP
Exchange Place
Boston, MA 02109
Attn: Mitchell S. Bloom, Esq.
Facsimile: (617) 523-1231

To Catalent:	Catalent Pharma Solutions, LLC
2725 Scherer Drive
St. Petersburg, FL 33716
Attn: General Manager
Facsimile: (727) 803-1632

With a copy to:	Catalent Pharma Solutions, LLC
14 Schoolhouse Road
Somerset, NJ 08873
Attn: Associate General Counsel
Facsimile: (732) 537-6491

ARTICLE 18
MISCELLANEOUS

18.1 Entire Agreement: Amendments. This Agreement is the entire understanding between the parties and supersedes any contracts, agreements or understanding (oral or written) of the parties with respect to the subject matter hereof. No term of this Agreement may be amended except upon written agreement of both parties, unless otherwise provided in this Agreement.

18.2 Captions. The captions in this Agreement are for convenience only and are not to be interpreted or construed as a substantive part of this Agreement

18.3 Further Assurances. The parties agree to execute, acknowledge and deliver such further instruments and to take all such other incidental acts as may be reasonably necessary or appropriate to carry out the purpose and intent of this Agreement.

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18.4 No Waiver. Failure by either party to insist upon strict compliance with any term of this Agreement in any one or more instances will not be deemed to be a waiver of its rights to insist upon such strict compliance with respect to any subsequent failure.

18.5 Severability. If any term of this Agreement is declared invalid or unenforceable by a court or other body of competent jurisdiction, the remaining terms of this Agreement will continue in full force and effect.

18.6 Independent Contractors. The relationship of the parties is that of independent contractors, and neither party will incur any debts or make any commitments for the other party except to the extent expressly provided in this Agreement. Nothing in this Agreement is intended to create or will be construed as creating between the parties the relationship of joint ventures, co-partners, employer/employee or principal and agent.

18.7 Successors and Assigns. This Agreement will be binding upon and inure to the benefit of the parties, their successors and permitted assigns. Neither party may assign this Agreement, in whole or in part, without the prior written consent of the other party, except that either party may, without the other party’s consent, assign this Agreement to an Affiliate or to a successor to substantially all of the business or assets of the assigning company or the assigning company’s business unit responsible for performance under this Agreement.

18.8 Governing Law. This Agreement shall be governed by and construed under the laws of the State of New Jersey, excluding its conflicts-of-law provisions. The United Nations Convention on Contracts for the International Sale of Goods shall not apply to this Agreement.

18.9 Alternative Dispute Resolution. If a dispute, controversy or disagreement (“Dispute”) arises between the parties in connection with this Agreement, then the Dispute shall be presented to the respective presidents or senior executives of Catalent and Client for their consideration and resolution. If such parties cannot reach a resolution of the Dispute, then such Dispute shall be resolved by binding alternative dispute resolution in accordance with the then existing commercial arbitration rules of The CPR Institute for Dispute Resolution, 366 Madison Avenue, New York, NY 10017. Arbitration shall be conducted in the English language, in New York, New York.

18.10 Prevailing Party. In any dispute resolution proceeding between the parties in connection with this Agreement, the prevailing party will be entitled to its reasonable attorney’s fees and costs in such proceeding.

18.11 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

18.12 Publicity. Neither party will make any press release or other public disclosure regarding this Agreement or the transactions contemplated hereby without the other party’s express prior written consent, except as required under Applicable Laws or by any governmental agency or by the rules of any stock exchange on which the securities of the disclosing party are listed, in which case the party required to make the press release or public disclosure shall use commercially reasonable efforts to obtain the approval of the other party as to the form, nature and extent of the press release or public disclosure prior to issuing the press release or making the public disclosure.

18.13 Setoff. Without limiting Catalent’s rights under law or in equity, Catalent and its Affiliates, parent or related entities, collectively or individually, may exercise a right of set-off against any and all

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amounts due to Catalent from Client. For purposes of this Section, Catalent, its Affiliates, parent or related entities shall be deemed to be a single creditor.

18.14 Survival. The rights and obligations of the parties shall continue under Articles 10 (Confidential Information), 11 (Intellectual Property), 13 (Indemnification), 14 (Limitations of Liability), 15 (Insurance) to the extent expressly stated therein, 16.3 (Effects of Termination), 17 (Notice), and 18 (Miscellaneous), notwithstanding expiration or termination of this Agreement.

18.15 Force Majeure. Except as to payments required under this Agreement, neither party will be liable for, nor shall this Agreement be terminable or cancelable by reason of, any delay or default in such party’s performance hereunder if such default or delay is caused by events beyond such party’s reasonable control, including but not limited to, acts of God, raw material shortage, regulation or law or other action or failure to act of any government or agency thereof, war or insurrection, civil commotion, destruction of production facilities or materials by earthquake, fire, flood, or weather, labor disturbances, failure of suppliers, public utilities or common carriers; provided, however, that the party seeking relief hereunder shall immediately notify the other party of such cause beyond such party’s reasonable control. The party invoking this section shall use all reasonable endeavors to reinstate its ongoing obligation to the other party. If the cause shall continue beyond one-hundred and eighty (180) days, then both parties shall meet to discuss and negotiate in good faith what modifications to this Agreement should result from this force majeure.

Execution Version

IN WITNESS WHEREOF, the parties have caused their duly-authorized representative to execute this Agreement effective as of the date first written above.

CATALENT PHARMA SOLUTIONS, LLC		CLARUS THERAPEUTICS, INC.

By:	/s/ Aris Gennadios, Ph.D.	By:	/s/ Robert E. Dudley

Name: Aris Gennadios, Ph.D.		Name: Robert E. Dudley

Title: VP and General Manager		Title: President & CEO
Pharmaceutical Softgel

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EXHIBIT A

SPECIFICATIONS
To be finalized and attached before process validation

API Specifications

Product Specifications

Packaging Specifications

A-1

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EXHIBIT B

UNIT PRICING, FEES AND MINIMUM REQUIREMENT

UNIT PRICING

Product	Dosage Form	Initial Unit Price
100 mg testosterone undecanoate	Bulk softgels	[***]
150 mg testosterone undeanoate	Bulk softgels	[***]

MINIMUM REQUIREMENT PER CONTRACT YEAR

Product	Dosage Form	Minimum Requirement
100 mg testosterone undecanoate	Bulk softgels	[***] softgels
150 mg testosterone undecanoate	Bulk softgels	[***] softgels

ADDITIONAL FEES

Product Maintenance Fee	[***]	Annually
Commercial Occupancy Fee	[***]	Annually

B-1

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT; [***] DENOTES OMISSIONS.

Execution Copy AMENDMENT NUMBER ONE TO THE SOFTGEL COMMERCIAL MANUFACTURING AGREEMENT This Amendment Number One ("Amendment Number One) is made this 23rd day of October, 2012 (the "Effective Date"), by and between Catalent Pharma Solutions, LLC, a Delaware limited liability company, having a place of business at 14 Schoolhouse Road, Somerset, New Jersey 08873 ("Catalent") and Clarus Therapeutics, Inc., a corporation, having its principal place of business at 555 Skokie Blvd., #340, Northbrook, IL 60062 ("Clarus"). WHEREAS, Catalent and Clarus previously entered into and executed a Softgel Commercial Manufacturing Agreement dated July 23, 2009 ("Agreement"): and WHEREAS, Catalent and Clarus now desire to amend the terms, conditions and provisions of the Agreement: NOW, THEREFORE, in consideration of the premises, the mutual covenants contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows: 1. Pursuant to Section 7.1 (Unit Pricing) of the Agreement. Exhibit B of the Agreement (Unit Pricing, Fees and Minimum Requirement) will be modified as follows: EXHIBIT B UNIT PRICING, FEES AND MINIMUM REQUIREMENT [***]

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Execution Copy MINIMUM REQUIREMENT PER CONTRACT YEAR Product Dosage Form Minimum Requirement [***] testosterone Bulk softgels [***] softgels [***] undecanoate [***] testosterone, Bulk softgels I***] softgels undecanoate ADDITIONAL FEES Product Maintenance Fee [***] Annually Commercial Occupancy Fee [***] Annually 2. [***]

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT; [***] DENOTES OMISSIONS.

Execution Copy Except as provided herein, all other terms, conditions and provisions of the Agreement shall remain in full force and effect. This Amendment Number One may be executed in one or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same instrument. Any photocopy, facsimile or electronic reproduction of the executed Amendment Number One shall constitute an original. IN WITNESS WHEREOF, the parties hereto have caused this Amendment Number One to be executed by their duly authorized corporate officers or representatives as of the Effective Date first above written. Catalent Pharma Solutions, LLC Clarus Therapeutics, Inc. By:_ By: Name: Name: Steve Bourne Title: Title: CFO Date: Date: October 24, 2012

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT; [***] DENOTES OMISSIONS.

Execution Copy AMENDMENT NUMBER TWO TO THE SOFTGEL COMMERCIAL MANUFACTURING AGREEMENT This Amendment Number Two ("Amendment Number Two") is made this 12th day of November, 2012 (the "Effective Date"), by and between Catalent Pharma Solutions, LLC, a Delaware limited liability company, having a place of business at 14 Schoolhouse Road, Somerset, New Jersey 08873 ("Catalent") and Clarus Therapeutics, Inc., a corporation, having its principal place of business at $55 Skokie Blvd., #340, Northbrook, II. 60062 ("Clarus"). WHEREAS, Catalent and Clarus previously entered into and executed a Softgel Commercial Manufacturing Agreement dated July 23, 2009 as amended by Amendment Number One dated October 23, 2012 ("Agreement"); and WHEREAS. Catalent and Clarus now desire to amend the terms, conditions and provisions of the Agreement; NOW, THEREFORE, in consideration of the premises, the mutual covenants contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows: I Section 16.1, first sentence of the Agreement is hereby deleted in its entirety and replaced with the following: "This Agreement shall commence on the Effective Date and shall continue for a period of six (6) years following the Commencement Date, unless earlier terminated under this Section or Section 16.2 (the "Initial Term") Except as provided herein, all other terms, conditions and provisions of the Agreement shall remain in full force and effect. This Amendment Number Two may be executed in one or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same instrument. Any photocopy, facsimile or electronic reproduction of the executed Amendment Number Two shall constitute an original. IN WITNESS WHEREOF, the parties hereto have caused this Amendment Number Two to be executed by their duly authorized corporate officers or representatives as of the Effective Date first above written. Catalent Pharma Solutions, LLC Clarus Therapeutics, Inc. By: BY: Name: Aris Gennadios Ph.D. VP and General Manager Pharmaceutical Softgel Name: Steve Bourne Title: Title: CFO Date: 12 NOV 2012 Date: November 12, 2012